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                                                                     EXHIBIT 5.1

                                HALE AND DORR LLP
                               Counsellors At Law

                  60 State Street, Boston, Massachusetts 02109
                       TEL 617-526-6000 * FAX 617-526-5000


                                             March 29, 2000

Breakaway Solutions, Inc.
50 Rowes Wharf
Boston, Massachusetts 02110

Re:  Breakaway Solutions, Inc.
     Registration Statement on Form S-1

Ladies and Gentlemen:

     This opinion is furnished to you in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act"), in connection with a Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Act.

     We are acting as counsel for Breakaway Solutions, Inc., a Delaware corporation (the "Company"), in connection with the public offering by the Company and certain selling stockholders of the Company (the "Selling Stockholders") of up to 3,450,000 shares (the "Shares") of the Company's common stock, par value $0.000125 per share (the "Common Stock"). Of the Shares, up to 2,070,000 shares of Common Stock will be sold by the Company, including shares issuable upon exercise of an over-allotment option granted by the Company, and up to 1,380,000 shares of Common Stock will be sold by the Selling Stockholders.

     The Shares are to be sold by the Company and the Selling Stockholders pursuant to an Underwriting Agreement (the "Underwriting Agreement"), by and among the Company, the Selling Stockholders and Morgan Stanley & Co.


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Incorporated, Lehman Brothers, Dain Rauscher Wessels, Donaldson, Lufkin &
Jenrette and C.E. Unterberg Towbin, as representatives of the several underwriters named in the Underwriting Agreement, the form of which will be filed as Exhibit 1.1 to the Registration Statement.

     We have examined and relied upon the certificate of incorporation and by-laws of the Company, each as amended and/or restated to date, records of meetings of stockholders and of the Board of Directors of the Company, corporate proceedings of the Company in connection with the authorization and issuance of the Shares, the corporate and stock record books of the Company as provided to us by the Company, the Registration Statement, the Underwriting Agreement, certificates of representatives of the Company, certificates of public officials and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

     Insofar as this opinion relates to factual matters, information with respect to which is in the possession of the Company, we have relied upon certificates, statements and representations of officers and other representatives of the Company and upon statements contained in the Registration Statement.

     In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of each individual signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Underwriting Agreement, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

     Based upon and subject to the foregoing, we are of the opinion that (i) the Shares to be issued and sold by the Company have been duly authorized for issuance and, when such Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable and (ii) the Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.


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     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus included in the Registration Statement under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                                           Very truly yours,

                                                           /s/ Hale and Dorr LLP

                                                           HALE AND DORR LLP